___________________________________________________________________________
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549
                             ____________________
                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                        ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                          13-4941247
(Jurisdiction of Incorporation or               (I.R.S. Employer
organization if not a U.S. national bank)       Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                10006
(Address of principal                           (Zip Code)
executive offices)

                            Bankers Trust Company
                            Legal Department
                            130 Liberty Street, 31st Floor
                            New York, New York  10006
                            (212) 250-2201
                            (Name, address and telephone number
                            of agent for service)
                       _________________________________

                           WEIRTON STEEL CORPORATION
              (Exact name of obligor as specified in its charter)

DELAWARE                                          06-1075442
(State or other jurisdiction of                   (I.R.S. employer
Incorporation or organization)                    Identification no.)

400 Three Springs Drive
Weirton, West Virginia                                   26062
(Address of principal executive offices)              (Zip Code)
                        ______________________________
                                 $125,000,000
                         10-3/4% SENIOR NOTES Due 2005
                      (Title of the indenture securities)
______________________________________________________________________________











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                                      -2-



Item   1. General Information.
          Furnish the following information as to the trustee.

                        (a)   Name and address of each examining or
               supervising authority to which it is subject.

          Name                               Address

          Federal Reserve Bank (2nd District)               New York, NY
          Federal Deposit Insurance Corporation        Washington, D.C.
          New York State Banking Department       Albany, NY

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item   2. Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Item   3. -15. Not Applicable

Item  16. List of Exhibits.

                        Exhibit 1 -     Restated Organization Certificate of
                    Bankers Trust Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 28, 1994 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-79862.

                         Exhibit 2 -    Certificate of Authority to commence
                    business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


                         Exhibit 3 -    Authorization of the Trustee to
                    exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.



















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                                      -3-



                        Exhibit 4 -     Existing By-Laws of Bankers Trust
     Company, dated as amended on September 21, 1993 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-52359.

                        Exhibit 5 -     Not applicable.

                        Exhibit 6 -     Consent of Bankers Trust Company
     required by Section 321(b) of the Act - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                        Exhibit 7 -     A copy of the latest report of
     condition of Bankers Trust Company dated as of June 30, 1995.

                        Exhibit 8 -     Not Applicable.

                        Exhibit 9 -     Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of October, 1995.


                              BANKERS TRUST COMPANY



                              By:_______________________________
                                   Jacqueline Bartnick
                                   Assistant Vice President















































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                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of October, 1995.


                              BANKERS TRUST COMPANY



                              By:  Jacqueline Bartnick
                                   Jacqueline Bartnick
                                   Assistant Vice President

Legal Title of Bank:  Bankers Trust Company    Call Date: 6/30/95   ST-BK: 36-4840   FFIEC 031
Address:              130 Liberty Street       Vendor ID: D         CERT:  00623     Page RC-1
City, State           ZIP: New York, NY  10006                                          11

FDIC Certificate No.:       0    0    6    2    3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks June 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance
                                                                                       C400
                                                                     Dollar Amounts
                                                                      in Thousands
ASSETS
1.    Cash and balances due from depository institutions
      (from Schedule RC- A):                             RCFD
       a.   Noninterest-bearing balances and currency
            and coin(1) ...............................  0081          1,751,000         1.a.
       b.   Interest-bearing balances(2) ..............  0071          1,344,000         1.b.
2.    Securities:
       a.   Held-to-maturity securities (from
            Schedule RC-B, column A) ..................  1754                  0         2.a.
       b.   Available-for-sale securities (from
            Schedule RC-B, column D)...................  1773          3,520,000         2.b.
3.     Federal funds sold and securities purchased
       under agreements to resell in domestic offices
       of the bank and of its Edge and Agreement
       subsidiaries, and in IBFs:
       a.   Federal funds sold ........................  0276          4,204,000         3.a.
       b.   Securities purchased under agreements
            to resell .................................  0277            939,000         3.b.
4.   Loans and lease financing receivables:
       a.   Loans and leases, net of unearned  RCFD
            income (from Schedule RC-C)....... 2122    20,030,000     .  .  .  .         4.a.
       b .  LESS: Allowance for loan and
            lease losses...................... 3123     1,194,000     .  .  .  .         4.b.
       c.   LESS: Allocated transfer risk
            reserve .......................... 3128             0     .  .  .  .         4.c.
       d.   Loans and leases, net of unearned income,
            allowance, and reserve (item 4.a minus
            4.b and 4.c) ..............................  2125         18,836,000         4.d.
5.   Assets held in trading accounts...................  3545         38,481,000         5.
6.   Premises and fixed assets (including capitalized
     leases)...........................................  2145            868,000         6.
7.   Other real estate owned (from Schedule RC-M)......  2150            256,000         7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M).........  2130            239,000         8.
9.   Customers' liability to this bank on acceptances
     outstanding.......................................  2155            370,000         9.
10.   Intangible assets (from Schedule RC-M)...........  2143             11,000         10.
11.   Other assets (from Schedule RC-F)................  2160         10,058,000         11.
12.   Total assets (sum of items 1 through 11).......    2170         80,877,000         12.
__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.











































Legal Title of Bank: Bankers Trust Company   Call Date: 6/30/95   ST-BK: 36-4840    FFIEC  031
Address:             130 Liberty Street      Vendor ID: D         CERT:  00623      Page RC-2
City, State  Zip:    New York, NY  10006                                               12

FDIC Certificate No.:       0    0    6    2    3

Schedule RC--Continued
                                                                   Dollar Amounts
                                                                    in Thousands
LIABILITIES
13.  Deposits:
     a.   In domestic offices (sum of totals of columns  RCON
          A and C from schedule RC-E, part I).........   2200        7,089,000           13.a.
                                              RCON
         (1)   Noninterest-bearing(1) ......  6631. .    2,716,000  .  .  .  .           13.a.(1)
         (2)  Interest-bearing..............  6636. .    4,373,000  .  .  .  .           13.a.(2)

                                                         RCFN
     b.   In foreign offices, Edge and Agreement
          subsidiaries, and IBFs (from Schedule RC-E
          part II)....................................   2200       17,682,000           13.b.
                                              RCFN
          (1) Noninterest-bearing...........  6631       548,000    .  .  .  .           13.b.(1)
          (2) Interest-bearing .............  6636    17,134,000    .  .  .  .           13.b.(2)
14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge and Agreement subsidiaries,
     and in IBFs:                                        RCFD
     a.   Federal funds purchased.....................   0278        2,833,000           14.a.
     b.   Securities sold under agreements to
          repurchase..................................   0279        1,089,000           14.b.
                                                         RCON
15.    a.   Demand notes issued to the U.S. Treasury..   2840                0           15.a.
                                                         RCFD
       b.   Trading liabilities.......................   3548       24,385,000           15.b.
16.    Other borrowed money:
       a.   With original maturity of one year
            or less...................................   2332       10,438,000           16.a.
       b.   With original maturity of more than
            one year..................................   2333        2,576,000           16.b.
17.    Mortgage indebtedness and obligations
       under capitalized leases.......................   2910           36,000           17.
18.    Bank's liability on acceptances executed
       and outstanding................................   2920          369,000           18.
19.    Subordinated notes and debentures..............   3200        1,226,000           19.
20.    Other liabilities (from Schedule RC-G).........   2930        9,032,000           20.
21.    Total liabilities (sum of items 13
       through 20)....................................   2948       76,755,000           21.
22.    Limited-life preferred stock and related
       surplus........................................   3282                0           22.

EQUITY CAPITAL
                                                         RCFD
23.    Perpetual preferred stock and related surplus..   3838          400,000           23.
24.    Common stock...................................   3230          852,000           24.
25.    Surplus (exclude all surplus related to
       preferred stock)...............................   3839          527,000           25.
26.    a.   Undivided profits and capital reserves....   3632        2,704,000           26.a.
       b.   Net unrealized holding gains (losses)
            on available-for-sale securities..........   8434                0           26.b.
27.    Cumulative foreign currency translation
       adjustments....................................   3284     (    361,000)          27.
28.    Total equity capital (sum of items 23 through
       27).............................................  3210        4,122,000           28.
29.    Total liabilities, limited-life preferred
       stock, and equity capital (sum of items 21,
       22, and 28).....................................  3300       80,877,000           29.

Memorandum
To be  reported only with the March Report of Condition.
   1.     Indicate in  the box at the right the  number
of the statement below that best describes the most
comprehensive level  of auditing  work  performed for
the bank  by independent external auditors as of any     RFCD           NUMBER
date during 1994.......................................  6724             N/A            M.1

1    =    Independent audit of the bank conducted in accordance
          with generally accepted auditing standards by a certified
          public accounting firm which submits a report on the bank
2    =    Independent audit of the bank's parent holding company
          conducted in accordance with generally accepted auditing
          standards by a certified public accounting firm which
          submits a report on the consolidated holding company (but
          not on the bank separately)
3    =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
          public accounting firm (may be required by state chartering authority)
4    =    Director's examination of the bank performed by other
          external auditors (may be required by state chartering
          authority)
5    =    Review of bank's financial statements by external
          auditors
6    =    Compilation of the bank's financial statements by
          external auditors
7    =    Other audit procedures (excluding tax prepartion work)
8    =    No external audit work
______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.